Exhibit 4.6
DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934

Marvell Technology Group Ltd. has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: our common shares.

DESCRIPTION OF COMMON SHARES
Our authorized share capital consists of $2,000,000, divided into 1,000,000,000 common shares, $0.002 par value per share (“common shares”), and no preferred shares are currently issued.
Pursuant to our bye-laws (“Bye-laws”), our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold our common shares.
In the event of our liquidation, dissolution or winding up, holders of common shares would be entitled to receive all of our assets, pro rata, after payment in full of all our debts and liabilities, and any liquidation payment that we may be required to pay to our preferred shareholders on the date of liquidation.
The common shares do not have preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions. The outstanding common shares are, and the common shares offered hereby, when issued and upon our receipt of the full purchase price therefore, will be, fully paid and nonassessable.
Bermuda Law
We were incorporated as an exempted Bermuda company under The Companies Act 1981, as amended, of Bermuda (“Companies Act”). This means that we are exempted from the provisions of Bermuda law which currently stipulate that at least 60% of our equity must be beneficially owned by Bermudians.
The rights of our shareholders, including those persons who will become our shareholders in connection with this offering, are governed by Bermuda law, our Memorandum of Association and Bye-laws. The following is a summary of certain provisions of Bermuda law and our organizational documents.
Because this summary does not contain all of the information set forth in the Bermuda law provisions or our organizational documents, we encourage you to read those documents.
Dividends. Bermuda law authorizes a company to declare or pay a dividend or make a distribution out of contributed surplus, unless there are reasonable grounds for believing that,

•the company would not be able to pay its debts as they become due; or
•the realizable value of the company’s assets would thereby be less than its liabilities.
Our Bye-laws provide our board of directors may from time to time declare dividends or distributions out of contributed surplus to be paid to the shareholders according to their rights and interests, such dividend may be paid in cash or wholly or partly in specie.
Voting Rights. Unless otherwise provided by the Companies Act or a company’s bye-laws, under Bermuda law, questions brought before a general meeting of shareholders are decided by a simple majority vote of shareholders present at the meeting. Each shareholder has one vote, regardless of the number of shares held, unless a poll is requested. If a poll is requested, each shareholder present in person or by proxy has one vote for each share held. A poll may be requested by:
• the chairman of the meeting;
•at least three shareholders present in person or represented by proxy;
•any shareholder or shareholders present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the shareholders having the right to vote; or
•any shareholder or shareholders present in person or represented by proxy holding shares conferring the right to vote at the meeting, and the total paid up on those shares has been paid up equal to at least one-tenth of the total sum paid up on all shares conferring the right vote at the meeting.
Our Bye-laws provide that, subject to the provisions of the Companies Act, any questions sent to a shareholder vote will be decided by the affirmative votes of a majority of the votes cast. In case of an equality of votes, the resolution shall fail. No shareholder shall (unless otherwise entitled under the Companies Act) be entitled to vote at any general meeting unless such shareholder has paid all the calls on all shares held by such shareholder.
Rights in Litigation. Under Bermuda law, in the event of a winding up of a company, the proceeds of such company being wound up are distributed on a pro rata basis among the holders of common shares, after satisfaction in full of all claims of creditors and subject to the preferential rights accorded to any series of preferred stock or preferential creditors.
Repurchase of Shares. At its discretion and without the sanction of a resolution, our board of directors may authorize the purchase by our company of our own shares, of any class, at any price. To the extent permitted by Bermuda law, the shares to be purchased may be selected in any manner whatsoever, upon such terms as our board of directors may determine in its discretion.
Meetings of Shareholders. Under Bermuda law, a company is required to convene at least one general shareholders’ meeting per calendar year unless waived by the shareholders. Bermuda law provides that a special general meeting must be called by our board of directors and must be called upon the request of shareholders holding not less than 10% of such of the paid-up capital of the company having the right to vote.
Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission of notice to any person does not invalidate the proceedings at such meeting. Our Bye-laws require at least five days’ notice be given to each shareholder of the annual general meeting and of any special general meeting.
Under Bermuda law, the number of shareholders constituting a quorum at any general meeting of shareholders is determined by the bye-laws of the company. Our Bye-laws provide that two persons present in person and representing in person or by proxy at least 50% of the total issued voting shares throughout the meeting constitutes a quorum.
Shareholder Written Resolutions. Subject to certain exceptions in our Bye-laws and provisions of the Companies Act, anything which may be done by resolution of us in general meeting may without a meeting and without any previous notice being required, be done by resolution in writing signed by all the shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.
Such exceptions in our Bye-laws include resolutions passed for the purpose of (a) appointing and removing its auditors before the expiration of its term of office; or (b) removing a director before the expiration of his term of office.
Access to Books and Records and Dissemination of Information. Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include:
•our Memorandum of Association (including its objects and powers); and
•any amendment of our Memorandum of Association.
In addition, our shareholders have the right to inspect:
•our Bye-laws;
•our minutes of general meetings; and
•our audited financial statements, which must be presented at the annual general meeting.
Our register of shareholders is also open to inspection by our shareholders and to members of the general public without charge.
We are required to maintain our share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers which is open for inspection for not less than two hours each day by members of the public without charge. However, Bermuda law does not provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Election or Removal of Directors. Under Bermuda law and our Bye-laws, directors are elected at the annual general meeting for a term of one year or until their successors are elected or appointed, unless they resign or are earlier removed. Pursuant to our Bye-laws, our board of directors shall consist of not less than two directors or such number in excess thereof as our board of directors may from time to time determine.
Under Bermuda law, unless otherwise provided in a company’s bye-laws, a director may be removed at a special general meeting of shareholders specifically called for that purpose, provided that the director was served with at least 14 days’ notice of the meeting. The director has a right to be heard at such meeting. Any vacancy created by the removal of a director at a special general meeting may be filled at such meeting by the election of another director in his or her place or, in the absence of any such election, by our board of directors.
Amendment of Memorandum of Association and Bye-laws. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders after due notice has been given. An amendment to the memorandum of association, other than an amendment which alters or reduces a company’s share capital, also requires the approval of the Registrar of Companies, who may grant or withhold approval at his or her discretion. The directors may amend the bye-laws, but the amendment must be approved by the shareholders at a general meeting and approved by the affirmative votes of a majority of the votes cast in accordance with the provisions of the bye-laws and in case of an equality of votes the resolutions shall fail.
 Under Bermuda law, the holders of a total of at least 20% in par value of any class of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda courts. An application for annulment of any amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum is passed and may be made on behalf of the persons entitled to make the application by one or more of their number as they may appoint in writing for that purpose. No such application may be made by persons voting in favor of the amendment.
Appraisal Rights and Shareholder Suits. Under Bermuda law, in the event of a merger or amalgamation of a Bermuda company with another company, a shareholder of the Bermuda company who is not satisfied that fair value has been offered for his or her shares may within one month of giving of the notice of the shareholder meeting apply to the Bermuda courts to appraise the fair value of his or her shares. The merger or amalgamation of a company with another company requires the approval of the merger or amalgamation agreement by our board of directors and by the shareholders, and of the holders of each class of such shares.

Class actions and derivative actions are generally not available to shareholders under Bermuda law. However, the Bermuda courts would ordinarily be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged:
• to be beyond the corporate power of the company;
•to be illegal; or
•to violate the company’s memorandum of association or bye-laws.
Furthermore, consideration would be given by the Bermuda courts to acts that are alleged to constitute a fraud against the minority shareholders or, for instance where an act requires the approval of a greater percentage of the company’s shareholders than those who actually approve it.
When the affairs of a company are being conducted in a manner oppressive or unfairly prejudicial to the interests of some of the shareholders, one or more shareholders may apply to the Bermuda courts for an order to regulate the company’s conduct of affairs in the future or for an order for the purchase of the shares by any shareholder, by other shareholders or by the company.
Board Actions. Under Bermuda law, the directors of a Bermuda company owe their fiduciary duties to the company, rather than to individual shareholders. Our Bye-laws provide that some actions are required to be approved by our board of directors. Actions must be approved by a majority of the votes present and entitled to be cast at a properly convened meeting of our board of directors.
Our Bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. Our Bye-laws also indemnify our directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in our Bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.
Our Bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law does not require that our directors be individuals, and there is no requirement in our Bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our Bye-laws or Bermuda law that our directors must retire at a certain age.
 Related Party Transactions and Loans. Pursuant to our Bye-laws, provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is may be counted in the quorum and vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the chairman of the relevant board meeting.

Discontinuance/Continuation. Under Bermuda law, an exempted company may be discontinued in Bermuda and continued in a jurisdiction outside Bermuda as if it had been incorporated under the laws of that other jurisdiction. Our Bye-laws provide that our board of directors may exercise all our power to discontinue to another jurisdiction.
Foreign Exchange Controls. We have been designated as a “non-resident” of Bermuda by the Bermuda Monetary Authority for the purposes of the Exchange Control Act, 1972 and regulations made under it and there is no restriction or requirement of Bermuda binding on us which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars).
Transfer of Common Shares to Non-Residents of Bermuda. The Bermuda Monetary Authority has given its general permission for the issue and free transferability of securities of Bermuda companies, which would include the common shares that are the subject of this offering, to and between non-residents of Bermuda for exchange control purposes, provided that our common shares remain listed on an appointed stock exchange, which includes NASDAQ. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.
In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our common shares, whether or not we have been notified of such trust.